                           SOLICITING DEALER AGREEMENT


                  ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.


                 2,000,000 UNITS OF LIMITED PARTNERSHIP INTEREST





Ladies and Gentlemen:

         Rogers International Raw Materials Fund, L.P. (the "Partnership"), an Illinois limited partnership, was formed on May 8, 2000, and is governed by the Agreement of Limited Partnership (the "Partnership Agreement") in the form included as an Appendix to the Prospectus (as described in Section 1 hereof). The general partner of the Partnership is Beeland Management Company, L.L.C., an Illinois limited liability company (the "General Partner"). Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

         The Partnership is offering to the public an aggregate maximum of up to 2,000,000 units of limited partnership interests ("Units") for a purchase price of $100 per Unit with a minimum initial investment of one hundred (100) Units ($10,000).

         The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of the Subscription Agreement attached as Appendix B to the Prospectus (the "Subscription Agreement"), will, upon acceptance of their subscriptions by and in the discretion of the General Partner, become limited partners of the Partnership (the "Limited Partners").

         There is no underwriter in this offering. Under the Partnership Agreement, we are authorized to retain the services of securities dealers who are members of the National Association of Securities Dealers, Inc. (the "Soliciting Dealers") to solicit subscriptions. You are hereby invited to become a Soliciting Dealer and, as such, to solicit subscriptions for the Units, in accordance with the following terms and conditions:

         1. REGISTRATION STATEMENT. A registration statement (the "Registration Statement") with respect to the 2,000,000 Units has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective, the term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission and the term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective and any amendment or supplement thereto. The 2,000,000 Units and the Offering are more particularly described in the Prospectus.

         2. COMPLIANCE WITH LAWS; SUITABILITY. With respect to your participation in the offer and sale of the Units, you agree to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the published rules and regulations of the Commission thereunder, the applicable state securities or blue sky laws, the Rules of the National Association of Securities Dealers, Inc. (the "NASD"), the rules and regulations of the Commodity Futures Trading Commission ("CFTC") and, to the extent applicable, the National Futures Association ("NFA"), and any other applicable laws, rules and regulations. In addition, solicitation and other activities hereunder shall be undertaken only in accordance with this Agreement and the Blue Sky Survey hereinafter referred to.

                  In offering the sale of Units to any person, you shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus and has a net worth sufficient to sustain the risks inherent in the program, including loss of the investment and lack of liquidity; (ii) the purchase of the Units is otherwise suitable for such person, and each Soliciting Dealer shall maintain records disclosing the basis upon which each Soliciting Dealer determined the suitability of any persons offered Units; and (iii) such person has either: (a) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (b) a minimum net worth (determined with the foregoing exclusions) of $150,000.

                  Suitability standards are higher in certain states as set forth in the Subscription Agreement and the Prospectus.

                  Each Soliciting Dealer agrees: (i) to deliver to each person who subscribes for the Units, a Prospectus, as then supplemented or amended, prior to the tender of his Subscription Agreement; (ii) to comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Units or the expiration of 40 days after the first date upon which the Units were offered to the public; (iii) to deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any prescribed document included within the Registration Statement; and (iv) to maintain in its files for at least six years, documents disclosing the basis upon which the determination of suitability was reached as to each purchaser of Units.

         3. NO ADDITIONAL INFORMATION OR MATERIALS. Neither you nor any other person is authorized by the Partnership or by us to give any information or materials or make any representations in connection with this Agreement or in connection with the offer of Units other than those contained in the Prospectus, as then amended or supplemented. You agree not to publish, circulate or otherwise use any advertisement or solicitation material without our prior written approval and without any necessary regulatory approval. You are not authorized to act as our agent in any respect, and you agree not to act as such agent and not to purport to act as such agent.

         4.       COMPENSATION.

                  Subject to the terms and conditions set forth herein, you shall be paid a selling commission of 4.5% of the price paid per Unit for all Units sold (except as described below) from the 2,000,000 Units offered on a "best efforts" basis for which you have acted as Soliciting Dealer pursuant to this Agreement.

                  Notwithstanding the foregoing, no selling commissions or any payments or amounts whatsoever will be paid to you unless and until one hundred thousand (100,000) Units (the "Minimum Offering") have been sold and the proceeds therefrom are released from escrow and paid to the Partnership.

                  Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 worth of Units (250 Units) through the same Soliciting Dealer will be entitled to a reduction of the customary 4.5% selling commission payable in connection with the purchase of those Units in accordance with the following schedule:


            AMOUNT OF PURCHASER'S INVESTMENT                 MAXIMUM SELLING             AMOUNT OF VOLUME
         ------------------------------------------        COMMISSION PER UNIT               DISCOUNT
                FROM                    TO
         --------------------    ------------------      -----------------------       -----------------------
             $      25,000        $      249,999                    3%                         1.5%
                   250,000               and over                   2%                         2.5%


                  Any reduction in the amount of the selling commission in respect of volume discounts will be credited to the investor in the form of a cash credit or cash rebate. As to sales of Units which are entitled to volume discounts, the Partnership will pay the maximum selling commissions per Unit set forth above.

                  Purchases may not be combined for the purpose of qualifying for a volume discount.

                  Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Units if the General Partner rejects a proposed subscriber's Subscription Agreement, which it may do for any reason or for no reason, as set forth in the form of Subscription Agreement. In addition, no selling commission shall be payable in connection with the sale of Units directly by the Partnership, in connection with the performance of services, to employees and associates of the Partnership and its affiliates, the General Partner, affiliates of the General Partner, or their respective officers and employees and certain of their affiliates who request and are entitled to such discount.

                  All selling commissions payable to you will be paid on a weekly basis, substantially concurrently with the acceptance of a subscriber as a Limited Partner by the Partnership, in an amount equal to the selling commissions payable with respect to such Units;

provided however, the Partnership reserves the right, at its sole discretion, to change the frequency of the payment of such commissions to a monthly basis.

         5. RESERVATION OF UNITS. We reserve the right to notify you by telegram, facsimile or by other means of the number of Units reserved for sale by you. Such Units will be reserved for sale by you until the time specified in our notification to you. Sales of any reserved Units after the time specified in the notification to you or any requests for additional Units will be subject to rejection in whole or in part.

         6. SUBSCRIPTION AGREEMENTS AND SUBSCRIBERS' FUNDS. Payments for Units shall be made by checks payable to "Rogers International Raw Materials Fund, L.P." and forwarded together with a completed copy of the Subscription Agreement, the form of which is attached as Appendix B to the Prospectus, and the counterpart signature page to the Partnership Agreement, each executed by the subscriber, to Rogers International Raw Materials Fund, L.P., c/o DPM, LLC, P.O. Box 6741, Somerset, New Jersey 08875-6741,
Attention: Subscription Department. Alternatively, a completed copy of the Subscription Agreement and a counterpart signature page to the Partnership Agreement may be transmitted via facsimile to DPM, while the appropriate subscription proceeds are transferred by bank wire transfer to Mellon Bank. Manually signed copies of the Subscription Agreements and counterpart signature page to the Partnership Agreements should then be mailed to DPM. Such Subscription Agreements, counterpart signature page to the Partnership Agreements and checks/wire transfers must be received not later than five days prior to the end of each month in order to guarantee that the subscription will be accepted as of the start of the following month.

         If any Subscription Agreement solicited by you is rejected by the General Partner, the Subscription Agreement and check will be promptly returned to the rejected subscriber. Nothing contained in this Section 6 shall be construed to impose upon the Partnership the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any of the other Soliciting Dealers of the responsibility of complying with the Rules of the NASD.

         7. BLUE SKY. We will inform you as to the jurisdictions in which the Units have been qualified or registered for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions; but we have not assumed and will not assume any obligation or responsibility as to your right to act as a broker and/or a dealer with respect to the Units in any such jurisdiction. You agree that you will not make any offers except in states in which we may advise you that the Offering has been qualified or registered or is exempt from qualification or registration and further agree to assure that each person to whom you sell Units (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement. Neither we nor the Partnership assume any obligation or responsibility in respect of the qualification or registration of the Units covered by the Prospectus under the laws of any jurisdiction or your qualification to act as a broker and/or a dealer with respect to the Units in any jurisdiction. The Blue Sky Survey which has been or will be furnished to you indicates the jurisdictions in which the Units have been qualified or registered for sale and the jurisdictions in which it is believed that the offer and sale of Units covered by the Prospectus is exempt from qualification or registration, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

                  It is understood and agreed that under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Units in which you may lawfully so engage unless you have complied with the provisions hereof.

         8. PARTNERSHIP'S AUTHORITY. We shall have full authority to take such action as we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be under any liability (except for (i) our own lack of good faith and (ii) for obligations expressly assumed by us hereunder) for or in respect of the validity or value of or title to, the Units; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by the Partnership or by others; the form or validity of this Agreement; the delivery of the Units; the performance by the Partnership or by others of any agreement on its or their part; the qualification or registration of the Units for sale under the laws of any jurisdiction; or any other matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Partnership or the undersigned from any liability imposed by the Act. No obligations on the part of the Partnership or the undersigned shall be implied or inferred herefrom.

         9. DUE DILIGENCE. Prior to offering the Units for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Partnership through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Units. In determining the adequacy of disclosed facts pursuant to the foregoing, each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

                  (a)      accounts with futures commission merchants;

                  (b)      accounts with respect to government securities;

                  (c)      performance of the Rogers International Commodity
                           Index;

                  (d)      composition of the Rogers International Commodity
                           Index; and

                  (e) financial stability and experience of the Partnership and the General Partner.

Notwithstanding the foregoing, each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

                  (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

                  (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and


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

                  (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Partnership.

Prior to the sale of the Units, each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

         10. REPRESENTATION AND WARRANTIES OF THE GENERAL PARTNER. The General Partner hereby represents, warrants and agrees with you that:

                  (a) REGISTRATION STATEMENT AND PROSPECTUS. A registration statement (File No. 333-41780) on Form S-1 with respect to an aggregate of 2,000,000 Units, has been prepared by the Partnership pursuant to the Act, and the rules and regulations of the Commission thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act.

                  (b) COMPLIANCE WITH THE ACT. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the date on which the Offering is terminated:

                           (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the rules and regulations thereunder and will comply in all material respects with the Act and the rules and regulations thereunder; and

                           (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) LIMITED PARTNERSHIP STATUS AND AUTHORIZATION. The Partnership is a limited partnership duly formed and validly existing under the Illinois Revised Uniform Limited Partnership Act, as amended, with full partnership power and authority to carry out its obligations under this Agreement, its Certificate of Limited Partnership, as amended from time to time (the "Partnership Certificate") and the Partnership Agreement, and to conduct its business as described in the Prospectus.

                  (d) PENDING ACTIONS. There is no material action, suit or proceeding pending or, to the knowledge of the Partnership, threatened, to which the Partnership is a party, before or by any court or governmental agency or body which adversely affects the offering of the Units.

                  (e) AUTHORIZATION OF THE UNITS. The offer and sale of the Units has been duly authorized by the Partnership and the Units constitute valid limited partnership interests in the Partnership which conform to the description thereof contained in the Prospectus.

         11. CONDITIONS OF OBLIGATIONS. Your obligations under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the General Partner contained in Section 10 hereof, the accuracy of the statements of the Partnership made pursuant to the provisions hereof, and to the following additional conditions:

                  (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall already have become effective or shall become effective not later than 5:00 p.m., Chicago, Illinois time, on the day following the date of this Agreement, or such later time and date as you and the Partnership shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Partnership or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

                  (b) ACCURACY OF REGISTRATION STATEMENT. You shall not have advised the Partnership that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         12.      INDEMNIFICATION.

                  (a) The Partnership agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or by the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 12(b) and (c) of this Agreement.

                  The Partnership shall not provide indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any liability suffered by the Partnership unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that its course of conduct, if such course of conduct caused the loss or liability, was in the best interests of the Partnership; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Partnership; (iii) such liability or loss was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

                  In no case shall the Partnership be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Partnership shall have been notified in writing (in the manner provided in Section 14 hereof) of the nature of the claim within a reasonable time after the assertion thereof; but the failure to so notify the

Partnership shall not relieve the Partnership from any liability which the Partnership would have incurred otherwise than on account of this indemnity agreement. The Partnership shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If the Partnership elects to assume such defense, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties.

                  In the event that the Partnership elects to assume the defense of any such suit and retains such counsel, the Partnership shall not be liable under this Section 12 to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Partnership; or (B) the Partnership shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Partnership.

                  The Partnership may advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are thereafter found not to be entitled to indemnification.

                  Notwithstanding the foregoing provisions of this Section 12, the Partnership will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of you or any Soliciting Dealer for use in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any amendment or supplement thereto) nor for matters arising or subject to the provisions of Section 12(c) below. The foregoing indemnity agreement is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit or to any Soliciting Dealer from whom the person asserting any loss, liability, claim, damage or expense purchased the Units which are the subject thereof (or to the benefit of any person who controls you or any Soliciting Dealer), if a copy of the Prospectus as so amended or supplemented was sent or given to you, any such affected Soliciting Dealer or such person at or prior to the time the subscription of such person was accepted by the Partnership. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

                  (b) The indemnification and agreement to hold harmless provided in subparagraph (a) of this Section 12 is further limited to the extent that no such indemnification by the Partnership of you shall be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of any state securities regulatory authority in which securities of the Partnership were offered and sold respecting the availability and/or propriety of indemnification for securities law violations.

                  (c) You agree to indemnify and hold harmless the Partnership and the General Partner, and each person, if any, who controls the Partnership and the General Partner within the meaning of the Act: (i) to the same extent as in the foregoing indemnity from the Partnership to you, but only with reference to statements or omissions based upon the information relating to you furnished in writing by you or on your behalf for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and (ii) for any violation by you in the sale of the Units of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not committed in reliance on any violation by the Partnership of such law, rule, regulation or instruction.

                  You further agree to indemnify and hold harmless the Partnership and the General Partner and any controlling person of the Partnership and the General Partner against any losses, liabilities, claims, damages or expenses to which the Partnership and the General Partner or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Units through the efforts of you which is effected other than in accordance with the Blue Sky Survey supplied to you by the Partnership (a "Non-Permitted Sale"), whether such Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the Blue Sky Survey, by a sale in a jurisdiction in which you are not registered to sell the Units or which results in a sale in a jurisdiction in excess of the number of Units permitted to be sold in such jurisdiction, and will reimburse the Partnership or General Partner or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability which you may otherwise have.

                  (d) The notice provisions contained in Section 12(a) hereof, relating to notice to the Partnership, shall be equally applicable to you if the Partnership or General Partner or any controlling person of the Partnership or General Partner seeks indemnification pursuant to Section 12(c) hereof. In addition, you may participate in the defense, or assume the defense, of any such suit so sought under Section 12(c) hereof and have the same rights and privileges as the Partnership or General Partner enjoys with respect to such suits under Section 12(a) hereof.

         13. TERMINATION OF THIS AGREEMENT. This Agreement, except for the provisions of Sections 8 and 12 hereof, may be terminated at any time by either party hereto by two days prior written notice to the other party and, in all events, this Agreement shall terminate at the close of business on the date of termination of the Offering, except for the provisions of Sections 8 and 12 hereof.

         Termination of this Agreement pursuant to this Section 13 shall be without liability of any party to any other party other than as provided in
Section 12 hereof, which shall survive such termination.

         14. NOTICES. Any communications from you should be in writing addressed to us at Beeland Management Company, L.L.C., 1000 Hart Road, Suite 210, Barrington, Illinois 60010 (Attention: Richard Chambers). Any notice from us to you shall be deemed to have been duly given if mailed, communicated by telegraph or facsimile or delivered by overnight courier to you at your address shown below.

         15. APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

         16. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective at 5:00 p.m., Chicago, Illinois time, on the Effective Date, or at such earlier or later time as you and the General Partner agree.

         17. NOT A SEPARATE ENTITY. Nothing herein contained shall constitute the undersigned, you, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement to us, whereupon this instrument will become a binding agreement between you and us in accordance with its terms.

                                   Very truly yours,

                                   ROGERS INTERNATIONAL RAW MATERIALS
                                   FUND, L.P.

                                   By:      Beeland Management Company, L.L.C.
                                            Its:     General Partner


                                            By: ----------------------------
____________, 2000                                   A Managing Member

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement. We hereby represent that we will comply with the applicable requirements of the Act and the Exchange Act and the published Rules and Regulations of the Commission under the Act and the Exchange Act, all applicable blue sky or other state securities laws, and all applicable rules and regulations of the CFTC and the NFA. We confirm that we are a member in good standing of the NASD. We hereby represent that we will comply with the Rules of the NASD and all rules and regulations promulgated by the NASD.

         Dated:  ____________, 2000

         -----------------------------------------------
         Name of Soliciting Dealer

         -----------------------------------------------
         Federal Identification Number

         By:  ------------------------------------------
                  Authorized Signature


Kindly have checks representing commissions forwarded as follows (if different than above):

(Please type or print)

Name of Firm: ------------------------------------------------------

Address:      ------------------------------------------------------
                                     Street

              ------------------------------------------------------
                                     City

              ------------------------------------------------------
                                     State and Zip Code

              ------------------------------------------------------
                                     (Area Code) Telephone No.

Attention:    ------------------------------------------------------